Ben N. Reiter (#7-5517)
Ben J. Rowland (#7-5654)
Attorneys for Plaintiff
422 West 26th Street
Cheyenne, WY 82001
(307) 634-3210 (telephone)
(307) 778-7118 (facsimile)
ben@davisandcannon.com
browland@davisandcannon.com
Attorneys for Plaintiff

IN THE DISTRICT COURT OF THE FIRST JUDICIAL DISTRICT
WITHIN AND FOR THE COUNTY OF LARAMIE, STATE OF WYOMING

CORIX BIOSCIENCE, INC., a Wyoming corporation,	)	
Plaintiff,	)	
vs.	)	Civil Action No. 190-287
IX BIOTECHNOLOGY, INC., a Wyoming corporation.	)	
Defendant.	)	

MOTION FOR ENTRY OF DEFAULT JUDGMENT

Plaintiff Corix Bioscience, Inc., a Wyoming corporation ("Corix"), by and through its undersigned attorneys, hereby files this *Motion for Entry of Default Judgment*, in the above-entitled matter.

This *Motion* is filed pursuant to Wyo. R. Civ. P. 55(b), which provides for entering a default judgment when the party against whom judgment is sought has failed to plead or otherwise defend against the action. Defendant IX Biotechnology, Inc. ("IXB") is the party against whom judgment is sought and that has failed to plead or otherwise defend. Corix filed the Complaint in this action on August 14, 2018. Corix properly served IXB on August 16, 2018. IXB having failed to answer

or otherwise respond, Corix requested an entry of default against IXB. The Clerk of District Court entered default against IXB on September 11, 2018.

Corix hereby moves for judgment by default against IXB pursuant to Wyo. R. Civ. P. 55(b)(2), which provides for entry of default judgment by the court. Corix respectfully requests this court enter default judgment against IXB ordering:

(1) rescission of the Stock Exchange Agreement between Corix and IXB, a copy of which is attached to the Complaint as **Exhibit C** and hereby incorporated by reference as the "SE Agreement"; and

(2) the unwinding of the share exchange between Corix and IXB through the cancellation of the issuance of shares of common stock to those IXB shareholders identified in the SE Agreement, including directing the transfer agent of Corix to take any and all necessary actions to effectuate the relief granted by this Court in cancelling the issuance of shares of common stock to those IXB shareholders identified in the SE Agreement.

DATED this 9th day of October, 2018.

DAVIS & CANNON, LLP

By: ________________________

Ben N. Reiter (7-5517)
Ben J. Rowland (7-5654)
Attorneys for Plaintiff
422 West 26th Street
P.O. Box 43
Cheyenne, WY 82003
307-634-3210 (telephone)
307-778-7118 (facsimile)
ben@davisandcannon.com
browland@davisandcannon.com

CERTIFICATE OF SERVICE

I do hereby certify that on the 9th day of October, 2018, I caused a true and correct copy of the *Motion for Entry of Default Judgment* to be served as follows:

IX Biotechnology, Inc.
1621 Central Avenue
Cheyenne, WY 82001

[X] U.S. Mail
[ ] Fed Ex
[ ] Facsimile
[ ] Hand Delivered
[ ] Email

Davis & Cannon, LLP